EXHIBIT 99.1

Zynex Announces Third Quarter 2014 Results

LONE TREE, Colo. – November 7, 2014—Zynex, Inc. (OTCQB: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, stroke rehabilitation, neurological diagnostics, and compound pain creams, announced today its unaudited financial results for the three and nine months ended September 30, 2014.

President and CEO Commentary:

Thomas Sandgaard, CEO, commented: “Net revenue for the third quarter was $4,404,000 compared to$3,167,000 for the first quarter and $1,349,000 for the second quarter of 2014. The difficulty with the shipment of consumable supplies that we discussed last quarter has been resolved. On a normalized basis, revenue has stabilized and we are beginning to see growth in orders for our electrotherapy devices. Revenue from the compound pharmacy also continued to grow with revenue of $390,000 for the third quarter compared to $258,000 in the second quarter. The Company generated a net profit of $258,000 or $0.01per share for the three months ended September 30, 2014.

“We began shipping prescription TransDermal Pain Creams (TDPC) under the trade name “Pharmazy” in the first quarter of 2014. Similar to TENS therapy, TDPC offers very effective, non-addictive pain management with minimal side effects. Zynex compound pharmacy is licensed in 39 states and we are working with third party pharmacies across the US where our licensing is still pending. We have an attractive portfolio of conservative pain therapies and are currently the only company offering both TENS and TDPC solutions on the same prescription pad.

“We will be increasing our marketing initiatives to elevate the Pharmazy brand and grow our presence within key pain management markets in the year ahead, and will also selectively add experienced sales reps to support the geographic ramp of compound pharmacy/TDPC in the US. Mike Frabotta who joined us as Vice President of Sales in October will be instrumental in leading this effort.”

“We continue to manage our expenses closely and on October 31, 2014 signed agreements with our landlord that include provisions for terminating our existing lease and establishing a new two year lease for approximately one-third of the space we currently occupy. These agreements reduce our rent expense by nearly $1,000,000 per year. We saw the benefit of the reduced payments beginning in September 2014.”

Summary of Financial Results (unaudited):

Total net revenue was $4,404,000 for the third quarter ended September 30, 2014, compared to $5,191,000 for the quarter ended September 30, 2013. For the nine months ended September 30, 2014, total net revenue was $8,921,000 compared to $18,331,000 for the 2013 period. The decreases in each period were primarily due to reductions in prescriptions (orders) for our electrotherapy products as compared to the same periods in 2013.These decreases were partially offset by net revenues for sales of our compound pain creams of $390,000 in the third quarter of 2014 and $758,000 for the nine month period in 2014. There was no such revenue in the corresponding periods in 2013. Total net revenue was impacted by the ongoing effect of a year over year decline in the total number sales reps in the field, and industry conditions driven by healthcare reform.

The Company reported cost of revenue – rental was $172,000 and $575,000, for the three and nine month periods ended September 30, 2014, compared to $257,000 and $956,000 for the corresponding 2013 periods. Cost of revenue – sales was $1,211,000 and $2,976,000 for the three and nine month periods ended September 30, 2014, compared $1,289,000 and $4,664,000, for the same 2013 periods.

In the second quarter of 2014, the Company recorded a charge of $2,655,000 for the write-off of noncore inventory related to product lines that are no longer being promoted.

The Company reported Selling, General and Administrative (“SG&A”) expenses decreased to $2,609,000 for the quarter ended September 30, 2014 compared to $4,713,000 for the quarter ended September 30, 2013. For the nine months, SG&A expenses were $9,012,000 in 2014 compared to $16,699,000 for the 2013 period. The reduction in both the three month and nine month periods reflect reduced headcount and lower sales commissions.

The Company generated a net profit of $258,000 or $0.01 for the three months ended September 30, 2014, and a net loss $6,724,000 for the nine months ended September 30, 2014; versus a net loss of $738,000 or $0.02 per share, and a net loss of $2,798,000 for the corresponding periods in 2013.

The Company’s cash balance and outstanding line of credit as of September 30, 2014 was $319,000, and $4,541,000 respectively, as compared to a cash balance $323,000, and outstanding line of credit of $5,820,000, as of December 31, 2013. As reported on Form 8-K filed with the Securities and Exchange Commission on July 18, 2014, Zynex received notice from Triumph (the “Lender”) of an event of default under the Company’s Loan and Security Agreement with the Lender dated December 19, 2011, as amended ( the “Credit Agreement”). The Company and the Lender are continuing to negotiate the terms of an accelerated repayment of the amounts outstanding under the Credit Agreement and the Lender has continued to make additional loans to the Company. No assurance can be given that the Lender will continue to make additional loans or that the parties will agree on a repayment plan acceptable to the Company. The Company is actively looking to raise capital from new lenders or investors.

Webcast Details: Friday, November 7, 2014 at 9:00 a.m. MT – 11:00 a.m. ET

To register and participate in the webcast, interested parties should click on the following link approximately 10-15 minutes prior to the webcast:

http://www.visualwebcaster.com/event.asp?id=100936

Please note: questions can only be submitted via the webcast user interface. Parties without access to the internet may join the presentation in listen only mode by dialing the toll free number provided below.

Phone Access Details: Toll Free Dial-in Number: 888-364-3109, phone access passcode: 8055032

About Zynex

Zynex, founded in 1996, operating the under its Zynex Medical subsidiary, engineers, manufactures, markets its own design of electrotherapy medical devices used for pain management and rehabilitation; and the company’s proprietary NeuroMove device designed to help recovery of stroke and spinal cord injury patients. Zynex Medical’s product lines are fully developed, FDA-cleared and commercially sold world-wide. Zynex Medical also operates a non-sterile compound pharmacy providing topical and transdermal pain creams. Zynex Billing and Consulting division provides medical billing and consulting service for offices and hospitals.

For additional information, please visit: www.ir-site.com/zynex.

Safe Harbor Statement

Certain statements in this release are “forward-looking” and as such are subject to numerous risks and uncertainties. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain additional capital or augment our liquidity in order to continue our business, the success of our compound pharmacy and international expansion efforts, our ability to engage additional sales representatives, the success of such additional sales representatives, the need to obtain FDA clearance and CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement from insurance companies for products sold or rented to our customers, acceptance of our products by health insurance providers, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the uncertain outcome of pending material litigation and other risks described in our filings with the Securities and Exchange Commission including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013.

Contact: Zynex, Inc. 303-703-4906

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